UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009 Terrence J. Keating resigned as the Chairman of the Board of Directors (the “Board”) and as a director of Accuride Corporation (“Accuride”), effective immediately.

Also on January 20, 2009, the Board appointed William M. Lasky to the position of Chairman of the Board, which was vacated by Mr. Keating’s departure.  Mr. Lasky has been a Director of the Company since October 2007 and currently also serves as Accuride’s President and Chief Executive Officer.  Mr. Lasky has served as the Chairman of the Board for Stoneridge, Inc., a manufacturer of electronic components, modules and systems for various vehicles, since July 2006 and has been a director of Stoneridge since January 2004.  Previously, Mr. Lasky served as the Chairman and President and Chief Executive Officer of JLG Industries, Inc., a manufacturer of aerial work platforms, telescopic material handlers and related accessories, from 1999 through late 2006, when JLG Industries was acquired in an unsolicited acquisition by Oshkosh Truck Corp.  Prior to joining JLG Industries, Mr. Lasky served in various senior capacities at Dana Corporation from 1977 to 1999.

Item 7.01                                             Regulation FD Disclosure.

A copy of a press release by Accuride, dated January 20, 2009, announcing the Board changes is furnished herewith as Exhibit 99.1.

Item 9.01                                             Exhibits.

(d)                                            Exhibits

99.1                           Press Release of Accuride Corporation, dated January 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	January 23, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel